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With respect to the letter agreement dated October 16, 1997, amending the
Employment and Incentive Agreement of September 30, 1992, I hereby waive the $100,000 bonus referenced in Section 2 of such letter.


Dated: April 21, 1998

                                   /s/ Richard B. Gordinier
                                   ---------------------------------
                                   Richard B. Gordinier